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EXHIBIT 11.1

COMPUTATION OF EARNINGS PER SHARE

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.

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
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                                                                           Weighted average number of basic
   Summary from unaudited financial        Basic and diluted loss per      and diluted common stock shares
              statements                          common share                       outstanding
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
Three months ended 03/31/2001                       $(0.00)                         504,090,250
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Three months ended 03/31/2000                       $(0.01)                         495,456,917
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Six months ended 03/31/2001                         $(0.00)                         499,726,148
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Six months ended 03/31/2000                         $(0.01)                         491,653,371
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